UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 14, 2012

Strike Axe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53304	26-2329797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

267 West 1400 South, Suite 101, St. George, UT 84790

(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (435) 680-2971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 19, 2012, Strike Axe, Inc. received notice of the option exercise and on February 14, 2012 received an executed Option Purchase Form pursuant to which it sold and authorized the issuance of 80,000 shares of its common stock at a purchase price of $0.35 per share to one accredited option holder.  The Company received gross proceeds of $28,000.

The sale was made in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the Securities Act and Regulation D thereunder.

No person acted as finder for the Company in the offering. The Company will use the net proceeds of this offering for general working capital.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01	Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.01	Option
10.02	Option Purchase Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strike Axe, Inc.

By:	/s/ Shaun M. Sullivan
Shaun M. Sullivan, CEO

Date:  February 17, 2012

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